EXHIBIT 23.3

Consent of Independent Accountants

          We consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the McLaren 2000 Stock Option Plan of McLaren Performance Technologies, Inc., our report dated December 8, 2000, with respect to the consolidated financial statements of McLaren Performance Technologies, Inc. included in its Annual Report (Form 10-KSB) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Detroit, Michigan
February 2, 2001